MASTER LICENSE AGREEMENT

THIS LICENSE AGREEMENT ("Agreement") is entered into effective as of the 5th day of October 2005, by and between Trillenium Medical Imaging, Inc. a wholly owned subsidiary of Wellstar International, Inc. ("Licensor") and Primary Care Practitioners, ("Licensee").


                                   WITNESSETH:

WHEREAS, Licensor possesses the capability and expertise to provide certain Thermal Imaging Cameras, related equipment and training as further specified herein (the "Trillenium Services") to Licensee; and

WHEREAS, Licensee owns and/or operates pain clinics in various geographic markets in which Licensee believes it will be beneficial to utilize the Trillenium Services; and

WHEREAS, the thermal imaging technology, both hardware and software, included as part of the Trillenium Services is subject to certain patents, patent pending, inventions and other proprietary technology (the "Licensed Technology"); and

WHEREAS, Licensee desires to obtain the right to utilize the Trillenium Services including the equipment incorporating the Licensed Technology, within its pain clinics;

NOW, THEREFORE, in consideration of the mutual promises set forth below and other good and valuable consideration, the receipt and sufficiency of which all parties hereto do hereby acknowledge, the parties agree as follows:

     1. Recitals. The above recitals are true and correct and are fully incorporated into the body of this Agreement to the same effect as if fully restated herein.

     2.   Definitions.

          a. "Commencement Date" means the date upon which Licensee places its first order for Thermal Imaging Cameras in accord with the terms and conditions hereof.

          b. "Confidential Information" means and collectively includes all secret and confidential technical information, including all specifications, data, drawings, explicated know-how and experience, trade secrets, software, databases, proprietary information and any documents owned by Licensor which pertain to the Thermal Imaging Cameras and/or is used in the Trillenium Services, to the extent that such information: (i) was not known to the recipient; (ii) was not disclosed in published literature;
               (iii) was not generally available in the industry; and/or (iv) has not been divulged to the recipient by a third party.



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          c.   "Licensed  Rights"  means  and  includes  the  rights  to use the
               Trillenium  Services  including  but not  limited to the  Thermal
               Imaging   Cameras  with   attendant   Confidential   Information,
               Technical Information, patented and patent pending technology in Licensee's pain clinics.

          d. "Technical Information" means unpublished research and development information, market and business information, on patented inventions, patent applications, know-how, trade secrets, manufacturing information, computer programs and computer design programs, technical data and management or supervisory know-how in the possession of Licensor as of the Commencement Date, or as subsequently acquired, developed, produced or otherwise available to the Licensor following the Commencement Date and throughout the term of this Agreement.

     3.   Grant of License.

          a. Upon the terms and conditions set forth herein, and in consideration for the Use Fees to be timely paid by Licensee to Licensor as hereinafter provided, Licensor hereby grants to Licensee, the following rights.

               i. Licensor hereby grants to Licensee during the term of this Agreement, the license to use the Licensed Rights and Technical Information in conjunction with the Trillenium Services and Licensor's Thermal Imaging Cameras in
                    Licensee's   provision   of  services  to  its  pain  clinic
                    patients.

               ii. Licensee hereby acknowledges that payment of the Use Fees as provided for hereinafter shall not in any way convey ownership, title or any interest in Licensor's Confidential Information, Technical Information any of Licensor's Thermal Imaging Cameras or associated hardware and/or software.


     4.   Thermal Imaging  Cameras.

          a. Upon receipt of a written order(s) from Licensee, Licensor shall as soon as commercially practicable thereafter install Thermal Imaging Cameras in the location(s) as from time to time designated by Licensee.

          b. Title to the Thermal Imaging Cameras shall at all times remain with Licensor, free and clear of any claim or encumbrance by and/or through Licensee.

          c. Licensor shall at Licensor's expense provide initial training for Licensee's staff in the use of the Thermal Imaging Cameras.



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          d.   Licensor   shall   make   available   to   Licensee   an  initial
               interpretation service having professionals trained in reading and interpreting the thermal images provided through Licensee's use of Licensor's Thermal Imaging Cameras for such reasonable period of time as is necessary for Licensee to train its own interpretation professionals.

          e. Licensee shall maintain all-risk property insurance, including but not limited to theft insurance, covering each Thermal Imaging Camera installed by Licensor pursuant to Licensee's request (s) in such amounts as Licensor shall from time to time designate to Licensee. Licensee shall cause Licensor to be named as an Additional Named Insured on all such policies and shall cause its insurer to provide copies of any and all notices regarding any issues as may effect Licensor's coverage directly to Licensor.

          f. Licensee shall at all times during the term of this Agreement maintain such a number of qualified technicians, trained in the use of Licensor's Thermal Imaging Cameras as is sufficient to maximize the use of Licensor's Thermal Imaging Cameras in Licensee's pain clinics.

          g. Licensee acknowledges the interest of Licensor to ensure that all thermal imaging cameras are maintained in facilities which comply with generally recognized industry standards for the provision of health related services. Licensee agrees to maintain such standards in its implementation and use of the Trillenium Services and to comply with all other reasonable specifications set from time to time by Licensor. Licensor shall have the right, at all reasonable times and without prior notice, to inspect any premises of Licensee on which the Trillenium Services are being or were provided.

5.   Use Fees.

     a. Licensee shall pay to Licensor a Use Fee in such amount as Licensor shall from time to time designate in writing to Licensee. The initial use fee to be paid by Licensee to Licensor shall be $100 for each patient imaging session.

     b. Licensee shall be solely responsible for establishment and collection of fees charged by Licensee for provision of thermal imaging services, provided however, Licensee agrees that its charges shall be set at such rates as to maximize patient use of the Trillenium Services. In this regard, Licensee represents that it shall collect a minimum of $100 per thermal imaging session. Licensee acknowledges and agrees that it's timely remittance of Use Fees to Licensor shall in no way be dependent or contingent upon Licensee's collection of charges from Licensee's patients.



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
     c. Licensee shall be solely responsible to assure its billing and payment practices are at all times in compliance with all applicable laws, rules and or regulations issued and/or promulgated by any Federal, State or local governing body.

     d. Licensee agrees that the Use Fees paid by Licensee to Licensor pursuant to this Agreement are net of any federal, state or local sales, use or other taxes which may be imposed upon Licensee's sale of Services provided under this Agreement.

     e. Use fees shall be due and payable by Licensee on a weekly basis, together with appropriate documentation sufficient to accurately evidence Licensees actual use of Licensor's Thermal Imaging Cameras. Payment is to be made in immediately available funds both by Licensee per Licensor's order on the first business day of the week immediately following Licensee use of Licensor's Thermal Imaging Cameras. Licensee agrees that Licensor shall be allowed timely access to Licensee's books and records as is reasonable and necessary to effectively audit Licensee's use of Licensor's Thermal Imaging Cameras and the Use Fees due hereunder.

     6.   Enhancements.

          a. Licensor shall promptly notify Licensee of any and all enhancements or improvements (hereinafter all included in the term "Enhancements") relating to the Trillenium Services, including but not limited to the Thermal Imaging Cameras and or Licensed Rights which are hereafter developed by the Licensor, and Licensee shall have the right to use all such Enhancements subject to such reasonable fees for upgrades or additional equipment as Licensor may deem appropriate as though originally included in the grant of rights hereunder.

          b. Licensee agrees that it will notify Licensor of any Enhancements it develops or discovers. Licensee hereby grants to Licensor the right to secure patent rights in such Enhancements as part of the consideration received by Licensee from Licensor for its license to use the Trillenium Services as provided for herein.

     7. Repair and Maintenance. Licensee agrees to immediately notify Licensor of any defects in any equipment or other materials provided by Licensor pursuant to the terms of this Agreement. Licensor agrees to, as soon as commercially practical and at Licensor's expense, make such repairs and/or replacements of equipment and/or other materials as is necessary to return the equipment to good operating condition, provided however, that any repairs and/or replacements necessitated by the negligence and/or intentional acts of Licensee, Licensee's employees, agents, contractors or other invitees shall be made at Licensee's sole expense.



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
     8.   Nondisclosure of Confidential Information.

          a. All confidential information and/or materials made available by Licensor to Licensee hereunder shall remain so until such time, if ever, as the material is no longer confidential through no action, inaction or fault of Licensee and shall be kept and maintained as confidential and shall not be disclosed by Licensee to any third party unless such information and/or materials are published or enter the public domain.

          b. For the purposes of compliance with the privacy provisions of the Health Insurance Portability and Accountability Act of 1996 (HIPAA), Licensee and Licensor's relationship with each other are as "Covered Entities." As used hereunder, the terms "Covered Entity", "Protected Health Information", "use" and "disclosure" shall have the meanings ascribed to them in 42 CFR Section 164.501.
               Licensee and the Licensor each agree to conduct their respective business in accordance with all applicable laws and regulations, including HIPAA and the regulations promulgated thereunder.

     9. Term. The initial term of this Agreement shall be for a period of two years and shall begin on the Commencement Date unless sooner terminated by written notice provided by either party no less than 60 days prior to the date of intended termination.

     10.  Indemnification.

          a. Licensee agrees to and shall indemnify, defend and hold harmless Licensor from any and all claims, damages and attorney fees arising from the investigation or defense of any claim brought against Licensor as a result of any claims for personal injury or other damage, products liability claims, or other claims of any kind or nature resulting from Licensee's activities in, related to or otherwise arising from, the use of Trillenium Services or the interpretation of any images generated by Trillenium's Thermal Imaging Cameras. This provision shall survive the termination of this Agreement.

     11. Termination. This Agreement shall terminate upon the earlier to occur of the following: a. Expiration of the term set forth in section 8 hereof;

          b. Immediately at the option of the Licensor on the failure by Licensee to meet any of its monetary obligations hereunder within seven days of their due date specified herein;

          c. Immediately at the option of Licensor, if Licensee fails to carry the requisite insurance required by section 4 hereof;



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          d.   Immediately  upon  Licensee's  ceasing to do business,  making an assignment for the benefit of creditors, voluntarily seeking protection under bankruptcy or similar laws, entering into a composition, becoming insolvent, or if an order liquidating the Licensee is issued from a court of competent jurisdiction. Licensee shall immediately notify Licensor in writing of any of the events referenced in this subparagraph.

          e. Immediately upon Licensor's ceasing to do business, making an assignment for the benefit of creditors, seeking protection under bankruptcy or similar laws, entering into a composition, becoming insolvent, or if an order liquidating the Licensor is issued from a court of competent jurisdiction. Licensor shall immediately notify Licensee in writing of any of the events referenced in this subparagraph. Notwithstanding the foregoing, this Agreement shall not terminate automatically and, at Licensee's option, shall continue in full force and effect, if the holder of debt or trustee in bankruptcy accepts this Agreement as executory, allowing Licensee to continue operation, including use of the Licensed Rights and other grants of rights hereunder, and the manner originally contemplated by the parties hereto without adverse effect on the rights and obligations created hereunder.

     12.  Rights and Obligations upon Termination.

          a. Upon expiration or sooner termination of the terms of this Agreement, and without regard to the cause thereof, all licenses, rights, privileges and obligations shall cease and terminate and the Licensee's rights in and to the Licensed Rights and Trillenium Services shall immediately cease and be deemed to have reverted back to Licensor, provided however, that no termination of this Agreement by expiration or otherwise shall:

               i. Release Licensee from any of its obligations for Use Fee payments arising out of operation of the Thermal Imaging Cameras, or

               ii. Rescind or give rise to any rights to rescind anything done or any payment made or other consideration given to either party hereunder prior to the time such termination becomes effective.


     b. The provisions of this Agreement which are specifically intended to survive the termination of this Agreement shall continue to be applicable.

     c. Immediately upon termination for any reason, Licensee shall, at Licensee's sole expense, immediately and in a commercially reasonable manner, return all Licensor's property, including but not limited to all Thermal Imaging Cameras and related hardware and/or software to Licensor at such address or addresses as Licensor shall designate to Licensee in writing. In the event Licensee fails to return all



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          property to Licensor as aforesaid  Licensor  shall, at Licensee's sole
          expense,   have  the  unrestricted  right  to  enter  upon  Licensee's premise(s) and to in a commercially reasonable manner remove all Licensor's property including but not limited to its Thermal Imaging Cameras and related hardware and/or software.

     13. Notices. All notices or other communications given under this Agreement shall be in writing and delivered personally, telefaxed, be sent by certified mail, return receipt requested, postage prepaid, or be sent by a nationally or internationally recognized courier service, with charges billed to or prepaid by the sender of such notice, and shall be addressed to the party to whom such notice is given as follows:



         If to Licensor:                    Mr. John A. Antonio
         ---------------                    President
                                            Trillenium Medical Imaging, Inc.
                                            6911 Pilliod Rd.
                                            Holland, Ohio 43528

         If to Licensee:                    Dr. Joe Christen
         ---------------                    102 N.E. 2nd Ave.
                                            Hallendale, FL 33009



          or to such other address and to the attention of such other persons indicated in a subsequent notice given in accordance with this paragraph. Any notice given in accordance with this paragraph shall be deemed to have been given when received or the date noted as the date delivery was refused or the date noted as the date when delivery was unsuccessfully attempted if delivery by the Postal Service or a third-party courier or when telefaxed, provided acknowledgment of transmission is evidenced by the telefaxed transmitting the same.

     14. No Joint Venture. Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers, and neither Licensor nor Licensee shall have the power to obligate or bind the other party in any manner whatsoever.

     15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.



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     16.  Time Is of the  Essence.  Time shall be of the essence with respect to all of Licensor's and Licensee's obligations and duties hereunder, all of which shall be performed and honored strictly in accordance with the terms of this Agreement notwithstanding any prior, continuing or subsequent course of dealing, custom or usage in trade.

     17. Governing Laws. The terms of this Agreement shall be governed by and construed and interpreted under the laws of the United States of America and the State of Ohio without regard to the principles of conflict of law. Both parties have been represented by counsel in the preparation of this Agreement; as such, same shall be deemed to have been jointly written by the parties and neither party shall be deemed to be the preparer of this Agreement. The forum for all litigation shall be within the State of Ohio.

     18. Amendment This Agreement may be further amended or modified only by a written instrument signed by the party against whom enforcement is sought

IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first written above.


                                 Trillenium Medical Imaging, Inc.

                                 By: /s/ John A. Antonio
                                     -------------------
                                     John A. Antonio
                                 Title:  President




                                     By:  /s/ Joe Christen
                                          ----------------
                                          Joe Christen
                                     Title:  President/CEO




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